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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report (Date of earliest event reported) January 19, 1999


                             OAKHURST COMPANY, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                     0-19450                  25-1655321
  (State or other             (Commission File           (I.R.S. Employer
    jurisdiction                   Number)              Identification No.)
 of incorporation)

 3513 Concord Pike
     Suite 3527
Wilmington, Delaware                                         19803
    (Address of                                           (Zip code)
principal executive
      offices)

Registrant's telephone number, including area code:  (302) 478-9170


















                                                         Exhibit Index at Page 4

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Item 2.  Acquisition or Disposition of Assets

Effective January 19, 1999, the Company's Oakhurst Technology, Inc. subsidiary ("OTI") consummated the purchase of approximately 7% of the common stock of Sterling Construction Company ("Sterling") at a cost of $1.35 million, and the purchase of $1.35 million of Sterling's 8% subordinated exchangeable notes.

OTI has committed to a total investment of $4 million, as part of a $12 million private equity transaction, with the remaining $8 million commitment made by two British fund management groups.

Of the total $12 million transaction, $4 million has been paid to Sterling's founders and senior management to acquire 20% of Sterling's common stock, $4 million has been invested to purchase Sterling's subordinated 8% notes, exchangeable into common stock, and the balance of $4 million has been committed to acquire a further 17% to 20% of Sterling's common stock upon the achievement by Sterling of certain growth objectives.

If the second equity purchase is made and the 8% subordinated exchangeable notes are exchanged into equity, OTI will own directly between 16% and 17% of Sterling, which together with the equity position of the British funds will give the new investors an aggregate equity position of between 47% and 50%.

Sterling is a private company involved in the installation and replacement of underground water and sewer systems, and highway paving and is based in Houston, Texas. It operates under the name "Texas Sterling Construction, Inc." Sterling's annual revenues are over $50 million and it has recently expanded its business to pursue highway paving contracts in the State of Texas following recent substantial increases in the federal funding for those contracts. The proceeds of the exchangeable notes are intended to facilitate Sterling's growth.

All of Sterling's common shares not acquired by OTI and the British funds will continue to be owned by the Company's founders and its senior management. Employment agreements have been entered into with the founders.

OTI funded the purchase through an equity infusion from its parent, Oakhurst Company, Inc., which recently entered into a financing arrangement with KTI, Inc. to facilitate the expansion of OTI.

The statements contained in the foregoing Item 2 that are not historical facts contain forward-looking information and accordingly involve risks and uncertainties. Such forward-looking statements are based on management's belief as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Factors including overall economic conditions, conditions and other risk factors described in the Company's filings with the Securities and Exchange Commission could cause actual results and outcomes to differ materially. The Company undertakes no obligation to release publicly the result of


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any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this Report on Form 8-K or to reflect the occurrence of other unanticipated events.

Item 7.  Financial Statements and Exhibits

(c) Exhibits.

     99       Press Release Dated January 20, 1999.

                    ----------------------------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Oakhurst Company, Inc.


Date: January 21, 1999          By:     /s/ Roger M. Barzun
                                            Roger M. Barzun
                                            Senior Vice President




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                                  EXHIBIT INDEX

     Exhibit                        Description                                          At
     -------                        -----------                                          --
       No.                                                                              Page
       ---                                                                              ----

       99         Press Release Dated January 20, 1999.                                   5




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